Exhibit 10.3

TERM NOTE

$8,750,000.00	March 1, 2017

FOR VALUE RECEIVED, MAM SOFTWARE GROUP, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of UNIVEST BANK AND TRUST CO., its successors and assigns (the “Lender”), the principal sum of EIGHT MILLION SEVEN HUNDRED FIFTY THOUSAND and NO/100 DOLLARS ($8,750,000.00) (the “Principal Sum”), together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:

1.     Interest.

Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the Applicable Rate (as that term is defined in the Credit Agreement (as that term is defined below).

2.     Payments and Maturity.

The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

(a)     Interest only on the unpaid Principal Sum shall be due and payable on each Interest Payment Date (as that term is defined in the Credit Agreement);

(b)     The Borrower shall pay to the Lender installment payments pursuant to clause (b) of Section 2.08 of the Credit Agreement at times and in the manner set forth in said clause; and

(c)     Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on the Term Maturity Date (as that term is defined in the Credit Agreement).

3.     Default Interest.

Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter at the rate provided pursuant to clause (d) of Section 2.06 of the Credit Agreement until such Event of Default is cured.

4.     Late Charges.

If the Borrower shall fail to make any payment under the terms of this Note within five (5) days after the date such payment is due, the Borrower shall pay to the Lender on demand a late charge equal to five percent (5%) of such payment.

5.     Application and Place of Payments.

Subject to the terms of the Credit Agreement, all payments, made on account of this Note shall be applied first to the payment of any late charge then due hereunder, second to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum, with application first made to all principal installments then due hereunder, next to the outstanding principal balance due and owing at maturity and thereafter to the principal payments due in the inverse order of maturities. Notwithstanding any provision contained herein to the contrary, any portion of a permitted partial prepayment applied to the unpaid Principal Sum shall be applied first to the outstanding principal balance due and owing at maturity and thereafter to the principal payments due in the inverse order of maturities. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its principal office in Souderton, Pennsylvania or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrower. Notwithstanding the foregoing, the Borrower irrevocably authorizes the Lender to debit all payments required to be made by Borrower hereunder, on the date due, from any deposit account maintained by Borrower with Lender.

6.     Prepayment.

(a)     The Borrower may prepay the Principal Sum in whole or in part upon three (3) days prior written notice to the Lender without premium or penalty.

(b)     Payment of the indebtedness evidenced by this Note in whole or in part subsequent to an Event of Default shall be deemed to be a prepayment of the Principal Sum subject to any prepayment fee due hereunder.

7.     Credit Agreement and Other Loan Documents.

This Note is a promissory note as described in a Credit Agreement of even date herewith by and between the Borrower and the Lender (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Credit Agreement”). The indebtedness evidenced by this Note is included within the meaning of the term “Obligations” as defined in the Credit Agreement. This Note is one of the “Loan Documents” (as that term is defined in the Credit Agreement). This Note and the Credit Agreement are to be read and construed together to the end they are to be read consistently together. To the extent there may be any inconsistency, the terms of the Credit Agreement shall control.

8.     Security.

This Note is secured as provided in the Credit Agreement.

9.     Events of Default.

Subject to the terms of the Credit Agreement, the occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:

(a)     The failure of the Borrower to pay to the Lender when due any and all amounts payable by the Borrower to the Lender under the terms of this Note; or

(b)     The occurrence of any other “Event of Default” (as that term is defined in the Credit Agreement).

10.   Remedies.

Subject to the terms of the Credit Agreement, upon the occurrence of an Event of Default and the running of the applicable cure periods, if any, at the option of the Lender, all amounts payable by the Borrower to the Lender under the terms of this Note shall immediately become due and payable by the Borrower to the Lender without notice to the Borrower or any other person, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. The Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, guarantors and endorsers.

11.   Expenses.

Subject to the terms of the Credit Agreement, the Borrower promises to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses and all court costs.

12.   Notices.

Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with Section 8.01 of the Credit Agreement.

13.   Miscellaneous.

Subject to the terms of the Credit Agreement, each right, power, and remedy of the Lender as provided for in this Note or any of the other Loan Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Loan Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

14.   Partial Invalidity.

In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

15.   Captions.

The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

16.   Applicable Law.

The Borrower acknowledges and agrees that this Note shall be governed by the laws of the Commonwealth of Pennsylvania, even though for the convenience and at the request of the Borrower, this Note may be executed elsewhere.

17.   Consent to Jurisdiction.

The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Pennsylvania over any suit, action, or proceeding arising out of or relating to this Note or any of the other Loan Documents subject to the terms of Section 8.09 of the Credit Agreement.

18.   Service of Process.

The Borrower irrevocably consents to service of process in accordance with Section 8.09 of the Credit Agreement.

19.   WAIVER OF TRIAL BY JURY.

THE BORROWER AND THE LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS NOTE OR (B) THE LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.

THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, AND THE BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

20.   CONFESSION OF JUDGMENT.

THE BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY OTHER JURISDICTION WHICH PERMITS THE ENTRY OF JUDGMENT BY CONFESSION, TO APPEAR FOR THE BORROWER AT ANY TIME AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT UNDER THE CREDIT AGREEMENT IN ANY ACTION BROUGHT AGAINST THE BORROWER ON THIS NOTE OR THE LOAN DOCUMENTS AT THE SUIT OF THE LENDER, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, WITHOUT STAY OF EXECUTION, AS OF ANY TERM OR TIME, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST THE BORROWER FOR THE ENTIRE UNPAID OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AND ALL OTHER SUMS TO BE PAID BY THE BORROWER TO OR ON BEHALF OF THE LENDER PURSUANT TO THE TERMS HEREOF OR OF THE LOAN DOCUMENTS AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH ALL COSTS AND OTHER EXPENSES AND AN ATTORNEY’S COLLECTION COMMISSION OF TWO PERCENT (2%) OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $5,000.00; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THAT IT KNOWINGLY WAIVES ITS RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF THE BORROWER IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED.

[Signature Appears on Following Page]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representatives as of the date first written above.

MAM SOFTWARE GROUP, INC. By:____________________________ Name: Brian H. Callahan Title: Chief Financial Officer

[Signature Page to Term Note]